UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2011

LaCROSSE FOOTWEAR, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-23800	39-1446816
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

17634 NE Airport Way, Portland, Oregon 97230

(Address of principal executive offices, including zip code)

(503) 262-0110

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Incentive Compensation Program

On December 19, 2011, the Compensation Committee of the Board of Directors of LaCrosse Footwear, Inc. (the “Company”) approved the Company’s 2012 Annual Incentive Compensation Plan (the “Incentive Program”). Executive officers and other non-union employees who meet certain conditions will be eligible to participate in the Incentive Program.

Each participating employee is eligible to receive compensation under the Incentive Program based on a target incentive compensation amount derived from the employee’s base compensation and the Company’s achievement of annual financial goals for net sales and pre-tax profit, excluding the impact of certain contract military orders. Achievement of the Company’s financial goals at the targeted level entitles participating employees to receive 100% of their target compensation. The payable percentage of target compensation increases if the Company achieves greater than 100% of the applicable financial goals, and decreases if the Company achieves less than 100% of the applicable goals, subject to minimum thresholds below which no payment will be made based on the applicable goal. Participating employees are eligible to receive additional compensation under the Incentive Program based on gross margin dollars attributable to qualifying military contract orders.

All payments under the Incentive Program are subject to the Company’s achievement of a minimum threshold for pre-tax profit.

The Incentive Program description as distributed to the Company’s non-union employees is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The foregoing description of the Incentive Program does not purport to be complete and is qualified in its entirety by reference to such exhibit.

2012 Compensation of Certain Executive Officers

On December 19, 2011, the Compensation Committee of the Company’s Board of Directors approved the 2012 salary, incentive compensation and equity compensation for the Company’s executive officers.

The annual base salary of Joseph P. Schneider, the Company’s President and Chief Executive Officer, will remain unchanged from the current level of $470,000. Mr. Schneider will be eligible to receive additional compensation under the Incentive Program as described in the first paragraph of this Current Report. If 100% of the Incentive Program goals are achieved, Mr. Schneider will be eligible to receive incentive compensation equal to 100% of his 2012 annual base salary. Effective January 3, 2012, Mr. Schneider will be awarded a stock option exercisable for 24,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on January 3, 2012.

The annual base salary of David P. Carlson, the Company’s Executive Vice President and Chief Financial Officer, will remain unchanged from the current level of $335,000. Mr. Carlson will be eligible to receive additional compensation under the Incentive Program as described in the first paragraph of this Current Report.

If 100% of the Incentive Program goals are achieved, Mr. Carlson will be eligible to receive incentive compensation equal to 70% of his 2012 annual base salary. Effective January 3, 2012, Mr. Carlson will be awarded a stock option exercisable for 17,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on January 3, 2012.

The annual base salary of Ross M. Vonhoff, the Company’s Senior Vice President of Operations, will remain unchanged from the current level of $200,000. Mr. Vonhoff will be eligible to receive additional compensation under the Incentive Program as described in the first paragraph of this Current Report. If 100% of the Incentive Program goals are achieved, Mr. Vonhoff will be eligible to receive incentive compensation equal to 50% of his 2012 annual base salary. Effective January 3, 2012, Mr. Vonhoff will be awarded a stock option exercisable for 6,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on January 3, 2012.

The annual base salary of C. Kirk Layton, the Company’s Vice President of Finance, will remain unchanged from the current level of $190,000. Mr. Layton will be eligible to receive additional compensation under the Incentive Program as described in the first paragraph of this Current Report. If 100% of the Incentive Program goals are achieved, Mr. Layton will be eligible to receive incentive compensation equal to 35% of his 2012 annual base salary. Effective January 3, 2012, Mr. Layton will be awarded a stock option exercisable for 3,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on January 3, 2012.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	LaCrosse Footwear, Inc. 2012 Annual Incentive Compensation Plan Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

LaCROSSE FOOTWEAR, INC.

Dated: December 22, 2011	By:	/s/ David P.Carlson
David P. Carlson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	LaCrosse Footwear, Inc. 2012 Annual Incentive Compensation Plan Document